Exhibit 10.6

ORACLE CORPORATION

DIRECTORS STOCK OPTION GRANT

THIS OPTION IS NOT TRANSFERABLE

Optionee: _____________________________	Number of Shares: _________________
Address: _____________________________	Exercise Price per Share: $___________
_____________________________

Grant Date: __________________	Grant No: ___________________
Expiration Date: __________________	Employee ID No: _________

Oracle Corporation, a Delaware corporation (the “Company”), hereby grants to the optionee named above (“Optionee”) a non-qualified stock option (this “Option”) to purchase the total number of shares of common stock of the Company set forth above (the “Shares”) at the exercise price per share set forth above (the “Exercise Price”), subject to all of the terms and conditions attached hereto and incorporated herein by reference (which, together with this page, shall constitute the “Grant”), and subject to the terms and conditions of the Company’s Amended and Restated 1993 Directors’ Stock Plan (the “Plan”). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Plan.

Subject to the terms and conditions of the Plan and this Grant, this Option may be exercised in increments on or after each “Vest Date” specified below, provided that it must be exercised, if at all, on or before the Expiration Date specified above.

Exercisable on or after:

(“Vest Date”)	But before:	Number of Shares

The Company and Optionee hereby agree to the terms of this Grant.

ORACLE CORPORATION	OPTIONEE

_______________________________________________	_________________________________________
(Authorized Signature)	(Optionee Signature)
Name: _________________________________	Name: ____________________________
Title: _________________________________	Dated: ____________________________
(mm/dd/yyyy)

DIRECTORS STOCK OPTION GRANT

Terms and Conditions

1.	Restrictions on Exercise. This Option may not be exercised (i) unless such exercise is in compliance with the Securities Act of 1933, as amended (the “Act”), and all applicable state securities laws as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company’s common stock may be listed at the time of exercise, and (ii) until the Plan, or any required increase in the number of Shares authorized under the Plan, is approved by the Stockholders of the Company. Notwithstanding anything else in this Grant or the Plan, this Option shall expire on the Expiration Date set forth on the first page of this Grant and must be exercised, if at all, on or before the Expiration Date. In addition, no part of this Option will become exercisable prior to six (6) months following the Date of Grant.

2.	Termination of Option. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be a member of the Board of the Company (a “Board Member”). The Committee shall have discretion to determine whether Optionee has ceased to serve as a Board Member and the effective date on which such service terminated (the “Termination Date”).

a) Termination of Status as a Director.  If an Optionee ceases to serve as a Board Member, he or she may, but only within three (3) months after the date he or she ceases to be a Board Member of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after the Expiration Date. To the extent that Optionee is not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she is entitled to exercise) within the time specified herein, the Option shall terminate.

b) Disability of Board Member.  Notwithstanding the provisions of Section 2(a) above, in the event Optionee is unable to continue his or her service as a Board Member with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), Optionee may, within six (6) months from the date of such termination, exercise his of her Option to the extent such Optionee was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after the Expiration Date. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (which he is entitled to exercise) within the time specified herein, the Option shall terminate.

c) Death of Optionee.  In the event of the death of Optionee:

(i) If Optionee dies during the term of the Option, is a Board Member at the time of death and has been in Continuous Status as a Director (as defined in the Plan) since the date of grant of the Option, the Option may be exercised at any time within six (6) months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee is entitled to exercise the Option at the time of death. Notwithstanding the foregoing, in no event may the Option be exercised after the Expiration Date.

(ii) If Optionee dies within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised at any time within six (6) months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee is entitled to exercise the Option at the date of termination. Notwithstanding the foregoing, in no event may the Option be exercised after the Expiration Date.

3.	Manner of Exercise.

a)	Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed written Directors Stock Option Exercise Agreement (the “Exercise Agreement”) in the form attached hereto as Exhibit A, or in such other form as may be approved by the Committee, which shall set forth Optionee’s election to exercise some or all of the Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

b)	Payment. Payment of the exercise price upon exercise of any Option shall be made (i) by cash or check; (ii) provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (iii) provided that a public market for the Company’s Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (iv) where permitted by applicable law, by tender of a full recourse promissory note secured by collateral other than the Shares having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Section 484 and 1274 of the Code, provided that the portion of the exercise price equal to the par value of the Shares must be paid in cash or other legal consideration; or (v) in any combination of the foregoing.

c)	Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, the Optionee shall pay in cash any applicable federal, state or local income and employment tax withholding obligations of the Company, if applicable.

d)	Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee or Optionee’s legal representative.

4.	Transferability of Option. This Option may not be transferred in any manner other than (i) by will, or (ii) by the laws of descent and distribution, provided however, a U.S. Optionee may transfer a vested portion of the Option for no consideration to or for the benefit of one or more members of the Optionee’s Immediate Family (including, without limitation, to a trust for the benefit of the Optionee’s Immediate Family) (a “Transferee”), subject to such limits as the Committee may establish, and such Transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The Optionee will continue to be treated as the holder of the Option for purposes of the Company’s record keeping and for other purposes deemed appropriate by the Company, including the right to consent to amendments to this Grant Notice; notwithstanding that the economic benefits and dispositive control has been transferred to the Transferee. Optionee agrees, on behalf of each Transferee, to exercise the Option upon the direction and arrangement of payment by such transferee and further agrees to forward all information provided by the Company (including but not limited to those required under the U.S. securities laws) with respect to the Option to the Transferee. In the discretion of the Committee, the foregoing right to transfer shall apply to the right to transfer ancillary rights associated with the Option. The term “Immediate Family” shall mean the Optionee’s spouse, qualified same-sex domestic partner, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee). Optionee acknowledges that the Optionee will continue to be liable for any taxes incurred in connection with the exercise of the Option.

5.	Interpretation. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company forthwith to the Board or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

6.	Optionee Acknowledgments. Optionee hereby acknowledges receipt of a copy of the Plan and the prospectus relating to the Plan, represents that Optionee has read and understands the terms and conditions thereof, and accepts this Option subject to all the terms and provisions of the Plan and this Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax advisor prior to such exercise or disposition.

7.	Entire Agreement. The Plan, the prospectus relating to the Plan and the Notice and Exercise Agreement are incorporated herein by reference. This Grant, the Plan and the Exercise Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

EXHIBIT A

ORACLE CORPORATION

STOCK OPTION EXERCISE NOTICE AND AGREEMENT

1.

Exercise of Option.    I, the undersigned “Optionee,” hereby elect to exercise my option to purchase                      shares of Common Stock (“Shares”) of Oracle Corporation (the “Company”) under and pursuant to the Company’s Amended and Restated 1993 Directors’ Stock Plan (the “Plan”), and the Stock Option Grant dated                              (the “Grant”). Exercise Price per Share:                     .

2.

Representation of the Optionee.    I acknowledge that I have received, read and understood the Plan, the Grant and the prospectus relating to the Plan and agree to abide by and be bound by their terms and conditions.

3.

Compliance with Securities Laws.    I understand and acknowledge that the exercise of any rights to purchase Shares is expressly conditioned upon compliance with the Securities Act of 1933, as amended, and all applicable state securities laws. I agree to cooperate with the Company to ensure compliance with such laws.

4.

Tax Consequences.    I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares. I represent that I have consulted with any tax consultant(s) that I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the Company for any tax advice.

5.

Delivery and Payment.    I herewith deliver to the Company the aggregate purchase price of the Shares that are specified in the accompanying Oracle Corporation Stock Option Exercise Form, and I have made provision for the payment of any federal and state withholding taxes required to be paid or withheld by the Company.

6.

Insider Trading.    I acknowledge that I have received, read and understood the Company’s policy against trading in Company stock while in the possession of inside information (i.e., material nonpublic information). I agree to sell or otherwise dispose of the Shares strictly in compliance with this Company policy and all related securities laws.

7.	Proceeds. I understand that it is my responsibility to instruct the broker where/how my proceeds should be distributed.

8.	Certificates. I understand that any certificate(s) representing shares sold must be delivered directly to the broker.

9.

Entire Agreement.    I acknowledge the following: The Plan and the Grant are incorporated herein by reference; this Agreement, the Plan, the prospectus relating to the Plan and the Grant constitute my entire agreement with the Company and supersede all prior undertaking and agreements between us with respect to the subject matter hereof; this Agreement is governed by California law except for that body of law pertaining to conflict of laws. Optionee agrees to institute any legal action or legal proceeding relating to the Grant, the Plan or this Agreement in state court in San Mateo County, California or in federal court in San Francisco, California. Optionee agrees to submit to the jurisdiction of and agrees that venue is proper in the aforesaid courts in any such action or proceeding.

Optionee’s Name (please print): ________________________________________________________

Optionee’s Signature:___________________________________________ Date: _________________